DISCOVERY COMMUNICATIONS REPORTS SECOND QUARTER 2013 RESULTS

Second Quarter 2013 Financial Highlights:

•	Revenues increased 30% to $1,467 million

•	Adjusted OIBDA increased 23% to $668 million

•	Net income increased to $300 million

•	Free cash flow increased 125% to $311 million

•	Repurchased 7.77 million shares of common and preferred stock for an aggregate purchase price of $521 million

Silver Spring, Maryland – July 30, 2013: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the second quarter ended June 30, 2013.

David Zaslav, Discovery’s President and Chief Executive Officer said, “Discovery’s strong operating and financial momentum continued during the second quarter as we further capitalized on the organic growth opportunities across our portfolio while beginning to take advantage of the benefits that our recent strategic acquisitions provide.  Our sustained commitment to producing captivating content and the further expansion of global pay-tv markets combined to once again drive audience and revenue growth across our unique distribution platform.  The consistent financial gains we are delivering, along with the strength of our balance sheet, enable us to return significant capital to our shareholders while thoughtfully investing in our diverse brands and platforms in order to further build additional long-term growth opportunities.”

Second Quarter Results

Second quarter revenues of $1,467 million were up $341 million, or 30%, compared to the second quarter a year ago, led by 61% growth at International Networks and 13% growth at U.S. Networks. Adjusted Operating Income Before Depreciation and Amortization(1) (“OIBDA”) increased 23% to $668 million, as International Networks were up 51% and U.S. Networks were up 11%. Excluding the impact of licensing agreements, newly acquired businesses(2) and foreign currency fluctuations, total company revenues increased 10% and Adjusted OIBDA increased 5%.

Second quarter net income available to Discovery Communications, Inc. stockholders of $300 million ($0.82 per diluted share) increased $7 million compared to $293 million ($0.76 per diluted share) for the second quarter a year ago, primarily due to the strong operating performance in the current year partially offset by higher interest and taxes as well as increased amortization associated with purchase price allocation for the SBS transaction.

Free cash flow was $311 million for the second quarter, an increase of 125% from the second quarter of 2012, primarily due to increased operating performance and lower tax payments partially offset by higher content spending. Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.

(1) See the definition of Adjusted Operating Income Before Depreciation and Amortization on page 4.
(2) Newly acquired businesses include SBS Nordic acquired in April 2013, Switchover Media acquired in December 2012 and a TV station in Dubai acquired in December 2012. See page 9 for reconciliation to results excluding newly acquired businesses.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Change	2013	2012	Change

Revenues:
U.S. Networks	$793	$700	13%	$1,479	$1,381	7%
International Networks	652	405	61%	1,096	785	40%
Education	24	21	14%	51	45	13%
Corporate and Eliminations	(2)	—	NM	(3)	—	NM
Total Revenues	$1,467	$1,126	30%	$2,623	$2,211	19%

Adjusted OIBDA:
U.S. Networks	$472	$426	11%	$849	$821	3%
International Networks	265	176	51%	449	347	29%
Education	4	3	33%	11	9	22%
Corporate and Eliminations	(73)	(61)	(20)%	(143)	(125)	(14)%
Total Adjusted OIBDA	$668	$544	23%	$1,166	$1,052	11%

U.S. Networks

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Change	2013	2012	Change

Revenues:
Distribution	$348	$297	17%	$656	$634	3%
Advertising	426	387	10%	782	716	9%
Other	19	16	19%	41	31	32%
Total Revenues	$793	$700	13%	$1,479	$1,381	7%

Adjusted OIBDA	$472	$426	11%	$849	$821	3%

Adjusted OIBDA Margin	60%	61%		57%	59%

U.S. Networks’ revenues in the second quarter of 2013 increased 13% to $793 million, primarily driven by advertising and distribution revenue growth. Advertising revenue increased 10% mainly due to higher delivery and increased pricing. Distribution revenue increased 17%, largely due to $37 million of additional revenue from licensing agreements versus last year’s second quarter. The current quarter also included higher rates and subscriber growth primarily from networks carried on the digital tier. Excluding licensing revenues, distribution revenues grew 5% and total revenues grew 8% compared with the second quarter a year ago.

Adjusted OIBDA increased 11% to $472 million, primarily reflecting the 13% revenue growth which was offset by 17% higher operating expenses, mainly due to increased content amortization and marketing costs. Excluding the impact of licensing agreements, Adjusted OIBDA grew 3% over last year’s second quarter.

International Networks

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Change	2013	2012	Change

Revenues:
Distribution	$314	$243	29%	$589	$482	22%
Advertising	322	147	119%	474	271	75%
Other	16	15	7%	33	32	3%
Total Revenues	$652	$405	61%	$1,096	$785	40%

Adjusted OIBDA	$265	$176	51%	$449	$347	29%

Adjusted OIBDA Margin	41%	43%		41%	44%

International Networks’ revenues for the second quarter increased 61% to $652 million, as advertising revenues were up 119% and distribution revenues were up 29%. Excluding newly acquired businesses and foreign currency fluctuations, total revenues were up 14%. Distribution revenues, excluding newly acquired businesses, in local currency terms grew 14% mainly from increased subscribers, most notably in Latin America, as well as from additional contributions due to the consolidation of Discovery Japan. Advertising revenues, excluding newly acquired businesses, were up 21% in local currency terms primarily due to higher pricing and delivery in Latin America and increased viewership and higher pricing in Western Europe. Other revenue, excluding newly acquired businesses, declined by $8 million in local currency terms due to revenue recognized in the prior year associated with services provided to Discovery Japan.

Adjusted OIBDA increased 51% to $265 million on a reported basis, and was up 12% excluding newly acquired businesses and foreign currency fluctuations, reflecting the 14% revenue growth partially offset by a 16% increase in operating expenses. The higher operating expenses were primarily due to increased content amortization, higher expenses related to channel launches in Western Europe and higher personnel costs, as well as costs related to consolidating Discovery Japan.

Education

(dollars in millions)	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Change	2013	2012	Change

Revenues	$24	$21	14%	$51	$45	13%

Adjusted OIBDA	$4	$3	33%	$11	$9	22%

Adjusted OIBDA Margin	17%	14%		22%	20%

Education revenues increased by $3 million and Adjusted OIBDA increased by $1 million compared to the second quarter of 2012, primarily due to assessment benchmark revenues and increased professional development fees.

Corporate and Eliminations

For the second quarter of 2013 Adjusted OIBDA decreased $12 million, primarily due to higher professional fees and personnel costs.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program, repurchased 3.77 million shares of its Series C common stock at an average price of $70.17 per share for an aggregate purchase price of approximately $265 million. Additionally, the Company repurchased 4 million shares of Series C convertible preferred stock for $256 million, or $64.10 per share, from Advance Programming Holdings, LLC.

Following the quarter, from July 1, 2013 through July 26, 2013, the Company repurchased 1.59 million shares of its Series C common stock for approximately $119 million.

The Company has repurchased 62.05 million shares of Series C common stock and 1.99 million shares of its Series A common stock under its $4.0 billion stock repurchase program to date at an aggregate purchase price of approximately $2.87 billion. In aggregate, including the 17.73 million preferred shares acquired from Advance/Newhouse and from Advance Programming Holdings, LLC, the Company has repurchased 19% of its outstanding shares since buyback activity was authorized in 2010.

Under the stock repurchase program, management is authorized to purchase shares from time to time through open market purchases or privately negotiated purchases at prevailing prices as permitted by securities laws and other legal requirements, and subject to stock price, business market conditions and other factors.

FULL YEAR 2013 OUTLOOK

For the full year ending December 31, 2013, Discovery Communications, Inc. expects total revenue between $5.550 billion and $5.625 billion, Adjusted OIBDA between $2.425 billion and $2.475 billion, and net income available to Discovery Communications, Inc. stockholders of $1.100 billion to $1.150 billion. Our updated outlook incorporates the impact of the purchase price allocation associated with the SBS transaction, current foreign exchange rates for revenues and expenses and the current share price for mark-to-market equity-based compensation calculations.

NON-GAAP FINANCIAL MEASURES

Adjusted OIBDA and Free Cash Flow
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and adjusted operating income before depreciation and amortization (“Adjusted OIBDA”). Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market equity-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) certain impairment charges, and (vi) gains and losses on business and asset dispositions. The Company uses this measure to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market equity-based compensation, exit and restructuring charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentives, as these amounts do not represent cash payments in the current reporting period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 10 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. ET to discuss its second quarter results. To listen to the call, visit http://discoverycommunications.com or dial 1-866-543-6403 inside the U.S. and 1-617-213-8896 outside of the U.S., using the following passcode: 91824906.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K/A filed with the SEC on February 19, 2013. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, the full year 2013 outlook and plans for stock repurchases. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:
Corporate Communications                    Investor Relations
Michelle Russo (240) 662-2901                Craig Felenstein (212) 548-5109
michelle_russo@discovery.com         craig_felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012		2013	2012

Revenues:
Distribution	$662	$540		$1,245	$1,116
Advertising	749	534		1,257	987
Other	56	52		121	108
Total revenues	1,467	1,126		2,623	2,211

Costs and expenses:
Costs of revenues, excluding depreciation and amortization	437	298		779	594
Selling, general and administrative	379	307		746	618
Depreciation and amortization	78	31		110	60
Restructuring charges	9	2		10	3
Total costs and expenses	903	638		1,645	1,275

Operating income	564	488		978	936

Interest expense	(80)	(61)		(148)	(116)
Losses from equity investees, net	(7)	(6)		(9)	(54)
Other income (expense), net	4	—		37	(2)

Income from continuing operations before income taxes	481	421		858	764
Provision for income taxes	(181)	(127)		(327)	(247)

Income from continuing operations, net of taxes	300	294		531	517
Loss from discontinued operations, net of taxes	—	(1)	—	—	(2)
Net income	300	293		531	515
Net income attributable to noncontrolling interests	—	—		—	(1)
Net income available to Discovery Communications, Inc. stockholders	$300	$293		$531	$514

Basic earnings per share available to Discovery Communications, Inc. stockholders:
Continuing operations	$0.83	$0.77		$1.47	$1.35
Discontinued operations	$—	$—		$—	$(0.010)
Net income	$0.83	$0.77		$1.47	$1.34

Diluted earnings per share available to Discovery Communications, Inc. stockholders:
Continuing operations	$0.82	$0.77		$1.45	$1.33
Discontinued operations	$—	$—		$—	$(0.010)
Net income	$0.82	$0.76		$1.45	$1.33
Weighted average shares outstanding:
Basic	359	381		361	383
Diluted	363	384		365	387

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	June 30,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$375	$1,201
Receivables, net	1,332	1,130
Content rights, net	214	122
Deferred income taxes	75	74
Prepaid expenses and other current assets	269	203
Total current assets	2,265	2,730

Noncurrent content rights, net	1,781	1,555
Property and equipment, net	460	388
Goodwill	7,278	6,399
Intangible assets, net	1,618	611
Equity method investments	1,097	1,095
Other noncurrent assets	188	152
Total assets	$14,687	$12,930

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$116	$71
Accrued expenses and other current liabilities	741	721
Deferred revenues	122	123
Current portion of long-term debt	23	31
Total current liabilities	1,002	946

Long-term debt	6,455	5,212
Deferred income taxes	656	272
Other noncurrent liabilities	270	207
Total liabilities	8,383	6,637
Redeemable noncontrolling interest	31	-

Equity:
Preferred stock	2	2
Common stock	3	3
Additional paid-in capital	6,758	6,689
Treasury stock, at cost	(2,747)	(2,482)
Retained earnings	2,349	2,075
Accumulated other comprehensive (loss) income	(96)	4
Total Discovery Communications, Inc. stockholders’ equity	6,269	6,291
Noncontrolling interest	4	2
Total equity	6,273	6,293
Total liabilities and equity	$14,687	$12,930

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Six Months Ended June 30,
	2013	2012

OPERATING ACTIVITIES
Net income	$531	$515
Adjustments to reconcile net income to cash provided by operating activities:
Equity-based compensation expense	84	72
Depreciation and amortization	110	61
Content amortization and impairment expense	542	421
Remeasurement gain on previously held equity interest	(92)	—
Equity in losses and distributions from investee companies	13	67
Deferred income tax expense (benefit)	139	(71)
Other, net	83	18
Changes in operating assets and liabilities:
Receivables, net	(90)	(109)
Content rights	(680)	(528)
Accounts payable and accrued liabilities	(83)	(11)
Equity-based compensation liabilities	(61)	(37)
Income tax receivable	9	19
Other, net	(35)	(28)
Cash provided by operating activities	470	389

INVESTING ACTIVITIES
Purchases of property and equipment	(54)	(24)
Business acquisition, net of cash acquired	(1,832)	(20)
Investments in foreign exchange contracts	(55)	—
Distribution from equity method investee	4	17
Investments in and advances to equity method investees	(26)	(87)
Other investing activities, net	(1)	—
Cash used in investing activities	(1,964)	(114)

FINANCING ACTIVITIES
Borrowings from long term debt, net of discount and issuance costs	1,186	983
Principal repayments of capital lease obligations	(17)	(13)
Repurchases of common stock	(265)	(692)
Repurchases of preferred stock	(256)	—
Tax settlements associated with equity-based plans	(22)	(3)
Proceeds from issuance of common stock in connection with equity-based plans	31	70
Excess tax benefits from equity-based compensation	26	33
Other financing activities, net	(3)	(2)
Cash provided by financing activities	680	376

Effect of exchange rate changes on cash and cash equivalents	(12)	(1)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(826)	650
Cash and cash equivalents, beginning of period	1,201	1,048
CASH AND CASH EQUIVALENTS, END OF PERIOD	$375	$1,698

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NEWLY ACQUIRED BUSINESSES(1)
(unaudited; amounts in millions)

	Three Months Ended June 30
	2013 International Networks As Reported	2013 Newly Acquired Businesses	2013 International Networks Ex- Acquisitions	2012 International Networks As Reported	% Change
Revenues:
Distribution	$314	$42	$272	$243	12%
Advertising	322	145	177	147	20%
Other	16	8	8	15	(47)%
Total Revenues	$652	$195	$457	$405	13%

Adjusted OIBDA	$265	$48	$217	$176	23%
	Three Months Ended June 30
	2013 Total Company As Reported	2013 Newly Acquired Businesses	2013 Total Company Ex- Acquisitions	2012 Total Company As Reported	% Change
Revenues:
Distribution	$662	$42	$620	$540	15%
Advertising	749	145	604	534	13%
Other	56	8	48	52	(8)%
Total Revenues	$1,467	$195	$1,272	$1,126	13%

Adjusted OIBDA	$668	$48	$620	$544	14%

	Six Months Ended June 30
	2013 International Networks As Reported	2013 Newly Acquired Businesses	2013 International Networks Ex- Acquisitions	2012 International Networks As Reported	% Change
Revenues:
Distribution	$589	$43	$546	$482	13%
Advertising	474	155	319	271	18%
Other	33	8	25	32	(22)%
Total Revenues	$1,096	$206	$890	$785	13%

Adjusted OIBDA	$449	$48	$401	$347	16%

	Six Months Ended June 30
	2013 Total Company As Reported	2013 Newly Acquired Businesses	2013 Total Company Ex- Acquisitions	2012 Total Company As Reported	% Change
Revenues:
Distribution	$1,245	$43	$1,202	$1,116	8%
Advertising	1,257	155	1,102	987	12%
Other	121	8	113	108	5%
Total Revenues	$2,623	$206	$2,417	$2,211	9%

Adjusted OIBDA	$1,166	$48	$1,118	$1,052	6%
(1) Newly acquired businesses include SBS Nordic acquired in April 2013, Switchover Media acquired in December 2012 and a TV station in Dubai acquired in December 2012. Note that this reconciliation does not take into account other one-time items such as foreign exchange and licensing revenues.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended June 30, 2013
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (a)	Operating Income

U.S. Networks	$472	$(3)	$(2)	$ —	$(2)	$465
International Networks	265	(61)	(3)	—	(7)	194
Education	4	—	—	—	—	4
Corporate and Eliminations	(73)	(14)	—	(12)	—	(99)
Total	$668	$(78)	$(5)	$(12)	$(9)	$564

	Three Months Ended June 30, 2012
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (a)	Operating Income

U.S. Networks	$426	$(3)	$(3)	$ —	$ —	$420
International Networks	176	(14)	(2)	—	(1)	159
Education	3	(1)	—	—	—	2
Corporate and Eliminations	(61)	(13)	—	(18)	(1)	(93)
Total	$544	$(31)	$(5)	$(18)	$(2)	$488

(a)	For the three months ended June 30, 2013, amount represents restructuring charges of $9 million and for the three months ended June 30, 2012, amount represents restructuring charges of $2 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; amounts in millions)

	Six Months Ended June 30, 2013
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Stock-Based Compensation	Other (a)	Operating Income

U.S. Networks	$849	$(6)	$(4)	$ —	$(3)	$836
International Networks	449	(76)	(6)	—	(7)	360
Education	11	(1)	—	—	—	10
Corporate and Eliminations	(143)	(27)	—	(58)	—	(228)
Total	$1,166	$(110)	$(10)	$(58)	$(10)	$978

	Six Months Ended June 30, 2012
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Stock-Based Compensation	Other (a)	Operating Income

U.S. Networks	$821	$(6)	$(5)	$ —	$(1)	$809
International Networks	347	(25)	(5)	—	(1)	316
Education	9	(1)	—	—	—	8
Corporate and Eliminations	(125)	(28)	—	(43)	(1)	(197)
Total	$1,052	$(60)	$(10)	$(43)	$(3)	$936

(a)	For the six months ended June 30, 2013, amount represents restructuring charges of $10 million and for the six months ended June 30, 2012, amount represents restructuring charges of $3 million.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	Change	2013	2012	Change

Cash provided by operating activities	$339	$141	$198	$470	$389	$81
Purchases of property and equipment	(28)	(3)	(25)	(54)	(24)	(30)
Free cash flow	$311	$138	$173	$416	$365	$51

RECONCILIATION OF 2013 OUTLOOK TO GAAP MEASURES

	Full Year 2013
Net income available to Discovery Communications, Inc. stockholders	$1,100	To	$1,150
Interest expense, net	310	To	300
Depreciation and amortization	265	To	285
Other expense, including amortization of deferred launch incentives, mark-to-market equity-based compensation, asset impairment, exit and restructuring costs, gains (losses) on business disposition, gains (losses) on sale of securities, equity earnings (losses) in unconsolidated affiliates, unrealized and realized gains (losses) from derivatives, income tax expense, net loss (income) attributable to noncontrolling interests, and stock dividends to preferred interests	750	To	740
Adjusted OIBDA	$2,425	To	$2,475

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

BORROWINGS
June 30, 2013
3.70% Senior Notes, semi-annual interest, due June 2015	$850
5.625% Senior Notes, semi-annual interest, due August 2019	500
5.05% Senior Notes, semi-annual interest, due June 2020	1,300
4.375% Senior Notes, semi-annual interest, due June 2021	650
3.30% Senior Notes, semi-annual interest, due May 2022	500
3.25% Senior Notes, semi-annual interest, due April 2023	350
6.35% Senior Notes, semi-annual interest, due June 2040	850
4.95% Senior Notes, semi-annual interest, due May 2042	500
4.875% Senior Notes, semi-annual interest, due April 2043	850
Capital lease obligations	145
Total long-term debt	6,495
Unamortized discount	(17)
Long-term debt, net	6,478
Current portion of debt	(23)
Noncurrent portion of debt	$6,455

EQUITY-BASED COMPENSATION
	June 30, 2013
Long-Term Incentive Plans	Total Units Outstanding (in millions)	Weighted Average Grant Price	Vested Units Outstanding (in millions)	Weighted Average Grant Price

Unit Awards	1.7	$38.14	-	$-

Stock Appreciation Rights	3.2	55.15	-	-

Stock Options	8.8	34.38	5.1	23.23

Performance-based Restricted Stock Units	1.7	43.57	0.3	32.39

Service-based Restricted Stock Units	0.8	51.81	-	-
Total Equity-based Compensation Plans	16.2	$40.70	5.4	$23.74

SHARE COUNT ROLL FORWARD	Common	Preferred	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2012	245.17	119.05	364.22
Shares repurchased	(3.770)	(4.000)	(7.770)
Shares issued – equity-based compensation	1.57	-	1.57
Conversion of shares	0.55	(0.550)	-
Total shares outstanding as of June 30, 2013	243.52	114.50	358.02